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                                                                      Exhibit 99

         ECLIPSYS SIGNS DEFINITIVE AGREEMENT TO ACQUIRE TRANSITION SYSTEMS Oct. 29, 1998 Eclipsys Corporation (Nasdaq:ECLP), a leading provider of outcomes-focused healthcare information technology solutions, today announced it has signed a definitive agreement to acquire Transition Systems, Inc. (TSI, Nasdaq:TSIX), the leading provider of healthcare outcomes-enhancement software and services.

         Prior to signing the definitive agreement with Eclipsys, TSI signed a separate definitive agreement to complete its acquisition of HealthVISION, a Santa Rosa, CA-based leading developer of integrated but separable clinical modules for healthcare providers.

         Under the terms of the agreement, each share of TSI's common stock will be converted using a fixed exchange rate of .525 shares of Eclipsys' common stock, with no collar. Based on Eclipsys' closing price yesterday of $25 7/8, the transaction is valued at approximately $270 million. The acquisition, which is subject to regulatory as well as Eclipsys and TSI stockholder approval, will be accounted for as a pooling of interests and is anticipated to close by the end of January 1999. The Eclipsys Board of Directors will be expanded from seven to nine members, with TSI Board of Directors members receiving the two additional seats. Robert F. Raco, TSI President and CEO, and Patrick T. Hackett, Managing Director, E.M. Warburg, Pincus & Co., LLC., will fill these seats, subject to Eclipsys shareholder approval, upon closing of the transaction.

         "The acquisition of Transition Systems will enable Eclipsys to build on our accomplishments to date as "The Outcomes Company"[tm] and take a dramatic leap forward in helping our customers balance and improve their integrated clinical, financial and customer-satisfaction outcomes," said Eclipsys President and CEO Harvey J. Wilson. "TSI has a well-deserved reputation in our industry as the leading provider of management information products, and its product suite will strongly complement the Eclipsys product line. The HealthVISION clinical modules will be embedded in and inter-operate with Eclipsys' Sunrise[tm] clinical suite. The acquisition is a strategic fit and is expected to be accretive in 1999."

         Wilson noted that "Without a commitment to integrated outcomes, the true potential of information technology (IT) to positively affect healthcare cost and quality cannot be fully realized. Decisions and actions throughout the healthcare delivery organization must be made by balancing their clinical, financial and patient-satisfaction impact. Thus, to be truly effective, information technology must also be focused on providing a full range of outcomes-focused information, particularly at the point of decision. That focus on improving outcomes, which requires process integration through data integration, is what sets Eclipsys apart in the marketplace and is the very reason the company was founded."

         Raco stated that "We and the HealthVISION team are excited to become a part
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of Eclipsys. Eclipsys continues to expand its presence as an HIT industry leader committed to helping customers improve outcomes. The companies and product lines are an excellent complement to one another. We look forward to bringing the benefits of our combined organizations to our TSI and HealthVISION customers and continuing to support their needs now and into the future."

         Eclipsys Corporation is a Delray Beach, FL-based healthcare information-technology company providing integrated information software and service solutions to the healthcare industry, partnering with its customers to help them improve clinical, administrative and financial outcomes. The company's new Sunrise product line is a multi-tiered, browser-enabled suite of rules-oriented applications that provide real-time clinical decision support and emphasize direct physician knowledge-based order entry. Sunrise also supports managed care and multi-entity processing for IHN integrated combined business offices(CBOs). Products can be purchased in combination to provide an enterprise-wide solution or individually to address specific needs. Eclipsys also provides a wide range of outsourcing, remote processing and networking services to meet the information-technology needs of its customers.

         Transition Systems, Inc., based in Boston, provides leading-edge management information technology to hospitals, integrated health networks, physician groups, HMOs and other healthcare organizations. Spanning the information needs of today's healthcare enterprise, TSI offers data-integration services that deliver information to the point of decision in real time, enterprise master person identifier solutions (EMPI), disease-management products and a clinical data repository, as well as integrated financial clinical and patient-satisfaction decision support. More than 1,000 healthcare organizations in the United States and abroad use TSI's software to improve the clinical and financial performance of their organization.

         For more information, contact Eclipsys at investor.relations@eclipsys.com, (561) 266-2324, or TSI at info@tsidss.com,
(617) 723-4222.

         Statements in this news release concerning future results, performance or expectations are forward-looking statements. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks include risks relating to integration of the combined businesses and their products, uncertainties regarding future financial results and other risks described in the filings of Eclipsys or TSI with the Securities and Exchange Commission. Product and company names in this news release are trademarks or registered trademarks of their respective companies.